UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): August 22, 2007
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 Press Release

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 24, 2007, Chico’s FAS, Inc. (the “Company”) issued a press release announcing that it has appointed John J. Mahoney to its Board of Directors, effective August 22, 2007, increasing the total number of Board seats from nine to ten. Mr. Mahoney will serve as a Class III director until the 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”). The Board will recommend that Mr. Mahoney stand for election at the 2008 Annual Meeting. There is no arrangement or understanding between Mr. Mahoney and any other persons pursuant to which Mr. Mahoney was selected as a director. Neither Mr. Mahoney nor any related person of Mr. Mahoney has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Mr. Mahoney will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation policies as described in the Company’s 2007 Proxy Statement, including an automatic initial grant of 10,000 non-qualified stock options at an exercise price of $18.23 per share, issued pursuant to the Company’s 2002 Omnibus Stock and Incentive Plan, as amended. At this time, it has not been determined on which Board committee(s) Mr. Mahoney will serve. The Company shall file an amendment to this Report to reflect the committee assignment(s) no later than four business days after the Board takes action to appoint Mr. Mahoney to his initial Board committee assignment(s).
     A copy of the press release issued on August 24, 2007 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:
     Exhibit 99.1     Chico’s FAS, Inc. Press Release dated August 24, 2007

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: August 24, 2007	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President — Finance and Chief Accounting Officer and Assistant Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Chico’s FAS, Inc. Press Release dated August 24, 2007